UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2005

NSB HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Georgia	000-51112	20-2118147
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4077 Forsyth Road, Macon, Georgia		31210
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 478-745-7720

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01               Regulation FD Disclosure.

NSB Holdings, Inc. (the “Registrant”) held its annual meeting of shareholders on April 26, 2005.  In connection with the meeting, a representative of the Registrant disclosed to the shareholders in attendance at the meeting that the Registrant anticipates net earnings of approximately $2.8 million in the fiscal year 2005.  No other material non-public information was disclosed at the meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSB HOLDINGS, INC.

By:	/s/ Mark A. Stevens
Mark A. Stevens
President and Chief Executive Officer

Date:	April 26, 2005